Exhibit 10.28

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of the 26th day of March, 2016 by BridgeBio Pharma LLC, a Delaware limited liability company (including any successor thereof) (the “Company”), for the benefit of KKR Genetic Disorder L.P., a Delaware limited partnership (“KKR”) and its Affiliates (each, an “Indemnitee” and collectively, the “Indemnitees”).

NOW THEREFORE, the Company and each Indemnitee hereby agrees as follows:

1.    Indemnification.

(a)    Indemnification of Expenses. The Company shall indemnify and hold harmless each Indemnitee and their respective directors, managers, officers, general partners, limited partners, members, managing members, employees, agents, advisors, consultants, representatives and each person who controls any Indemnitee under applicable principles of state law regarding vicarious liability (including principles of respondent superior), or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case irrespective of the capacity in which such Person acts, to the fullest extent permitted by law if such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that would reasonably be expected to result in the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, regulatory, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of or in connection with) any event or occurrence related to the fact that Indemnitee is or was or may be deemed a director, manager, officer, Member, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, manager, officer, Member, employee, controlling person, agent or fiduciary of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such Indemnitee while serving in such capacity, including any and all losses, claims, damages (including punitive and exemplary damages), obligations, penalties, fines, fees, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted), (i) under the Securities Act, the Exchange Act, the Investment Adviser Act, the Investment Company Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company, (ii) in connection with any fiduciary obligation owed by an Indemnitee with respect thereto or (iii) as a result of any claim (A) against an Indemnitee and arising out of or related to any round of financing of the Company (including claims regarding participation, non-participation, or non-prorata participation, in such round by such Member or by Indemnitee or any Affiliate or related entity), or by reason of any actions or omissions or alleged acts or omissions arising out of such Indemnitee’s activities either on behalf of the Company or in furtherance of the interests of the Company or arising out of or in connection with its purchase or ownership of equity interests in the Company or its involvement in the transactions contemplated by the definitive agreements with respect to any round of financing of the Company, (B) made by a third party against an Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by Federal or state securities or common laws, (C) made by a third party against an Indemnitee based (in whole or in part) on, or arising in any way out of, or relating to (1) the Indemnitee being an investor in the Company, (2) the Indemnitee’s alleged participation in the management or direction of the Company, (3) the Indemnitee’s alleged participation in providing any assistance or advice to the Company, (4) Indemnitee being a person described in Section 15 of Securities Act or Section 20 of the Exchange Act, or (5) related to the status of the Company or its Affiliates as an investment adviser under the Investment Adviser Act or as an investment company under the under the Investment Company Act or (D) related to a breach of the LLC Agreement or Purchase Agreement by the Company (hereinafter an individually an “Indemnification Event” and collectively the “Indemnification Events”) against any and all expenses (including reasonable attorney’s fees and all other out-of-pockets costs, expenses and obligations reasonably incurred in connection with prosecuting, investigating, defending, being a witness in or participating in (including an appeal), or preparing to prosecute or defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses (collectively, hereinafter “Expenses”). Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than thirty (30) days after receipt by the Company of a statement or statements from Indemnitee requesting such payment(s) or advance(s) from time to time, whether prior to or after final disposition of such Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and, to the extent that such payment is an Expense Advance (as defined below), shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any such Expense Advance if the Company is entitled to be reimbursed by Indemnitee for such Expense Advance pursuant to the terms of Section 2(b).

(b)    Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that it shall not have been finally judicially determined with respect thereto that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) and each Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that it is so determined that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any initial determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 9(c) hereof), the Reviewing Party shall be selected by the Manager (as defined in the LLC Agreement), and if there has been such a Change in Control (other than a Change in Control which has been approved by the Manager), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c)    Contribution. If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any Expenses referred to therein, then the Company, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations which applicable law may require to be considered. In connection with the registration of the Company’s securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, applicable law, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of (i) that proportion of the total of such Expenses indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Indemnitee or (ii) the proceeds received by such Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(d)    Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director, manager, general partner, limited partner, member, managing member, employee, agent or controlling person of the Indemnitee.

(e)    Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by the Manager) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the LLC Agreement, Independent Legal Counsel (as defined in Section 9(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages (including punitive and exemplary damages) arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)    Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, but subject to Section 7 below, to the extent that Indemnitee has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, each Indemnitee shall be indemnified against all Expenses incurred by such Indemnitee in connection herewith.

2.    Expenses; Indemnification Procedure.

(a)    Notice/Cooperation by Indemnitee. Indemnitee shall notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Claim or matter which may be subject to indemnification covered hereunder. Notice to the Company shall be directed to the Manager at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Failure to provide notice in accordance with this Section 2(a) shall not relieve the Company of any of its obligations under the Agreement.

(b)    No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(c)    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company may, in its sole discretion, give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies.

(d)    Selection of Counsel. In the event the Company may be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim upon the delivery to such Indemnitee of written notice of its election to do so; provided that, (i) the Company acknowledges in such written notice that it has an obligation under this Agreement to indemnify such Indemnitee with respect to such Claim and (ii) the Company is represented at all times by counsel from a nationally recognized law firm with respect to such Claim. After delivery of such notice and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ Indemnitee’s own counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if either (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

3.    Additional Indemnification Rights; Nonexclusivity.

(a)    Scope. The Company hereby agrees to indemnify each Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the LLC Agreement or by statute. The Company and each Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its managers, officers, Member, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

(b)    Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which each Indemnitee may be entitled under the LLC Agreement, any agreement, any vote of Members or disinterested managers, the laws of the State of California or the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to each Indemnitee for any action such Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity.

4.    No Duplication of Payments. Subject to Section 10 below in all respects, the Company shall not be liable under this Agreement to make any payment to any Indemnitee (whether in connection with any Claim made against any Indemnitee or otherwise) to the extent such Indemnitee has otherwise actually received payment from any third party (under any insurance policy, the LLC Agreement or otherwise) of the amounts otherwise indemnifiable hereunder; provided, that if the Company makes a payment to an Indemnitee in connection with a Claim and such Indemnitee thereafter actually receives payment from any third party (under any insurance policy, the LLC Agreement or otherwise) of amounts indemnifiable by the Company hereunder in connection with such Claim, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) an amount equal to the lesser of (i) the amount of the payment from such third party and (ii) the amount of the payment made by the Company to the Indemnitee in connection with such Claim.

5.    Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for the entire total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

6.    Intentionally Omitted.

7.    Exceptions. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)    Claims Initiated by Indemnitee. To indemnify or advance expenses to any Indemnitee with respect to Claims initiated or brought voluntarily by such Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement or any other agreement relating to Claims for Indemnifiable Events or to establish or enforce a right to indemnification under applicable law in accordance with Section 16 or (ii) as otherwise required under applicable state statute or law, regardless of whether such Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

(b)    Claim Under Section 16(b). To indemnify any Indemnitee for expenses and the payment of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute;

(c)    Willful Misconduct or Bad Faith. To indemnify or advance expenses to any Indemnitee to the extent that any indemnifiable amounts arise out of or are related to any willful misconduct or bad faith on the part of such Indemnitee; or

(d)    Unlawful Indemnification. To indemnify or advance expenses to an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

8.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against any Indemnitee, any Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

9.    Construction of Certain Phrases. For purposes of this Agreement,

(a)    “Affiliate” means, with reference to a specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person. The following Persons shall not be considered Affiliates of KKR or of any of KKR’s Affiliates for purposes of this Agreement: (i) the Company and its Affiliates, (ii) any portfolio company of KKR or any of its Affiliates, and (iii) any of the Affiliates of such portfolio company.

(b)    “Control” means (including as used in the terms “Controlling,” “Controlled by” and “under common Control with”) means possession, directly or indirectly, of (a) more than 50% of the securities or other ownership interests in a Person or the voting power of a Person or (b) the power to direct or cause the direction of management or policies of a Person (whether through ownership of voting securities, by agreement or otherwise).

(c)    References to the “Company” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its manager, officers, Members, employees, consultants, advisors, agents or fiduciaries, so that if Indemnitee is or was or may be deemed a manager, officer, Member, employee, consultant, advisor, agent, control person, or fiduciary of such constituent entity, or is or was or may be deemed to be serving at the request of such constituent entity as a manager, officer, Member, employee, consultant, advisor, control person, agent or fiduciary of another limited liability company, corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving entity as each Indemnitee would have with respect to such constituent entity if its separate existence had continued.

(d)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on any Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, officer, Member, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such manager, officer, Member, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if any Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company as referred to in this Agreement.

(e)    A “Change in Control” shall be deemed to have occurred if (i) any person (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an entity owned directly or indirectly by the Members of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by ten percent (10%) or more over the percentage so owned by such person, or (B) becomes the beneficial owner (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) after the closing of the initial public offering of the equity securities of the Company or any successor thereto (including pursuant to a conversion to a corporation), during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or combination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof or (iii) the Members of the Company approve a merger or consolidation of the Company with any other entity other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two-thirds (2/3) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Members of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(f)    “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company, any Indemnitee or any party to a Claim giving rise to a claim for indemnification hereunder within the last five (5) years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(g)    “LLC Agreement” shall mean the Second Amended and Restated Limited Liability Agreement of the Company, dated as of the date hereof, as amended and in effect from time to time.

(h)    “Member” shall include any holder of any equity securities of the Company and an Affiliate thereof.

(i)    “Person” shall mean any natural person or any corporation, partnership, limited liability company, joint venture, trust or other entity.

(j)    “Purchase Agreement” shall mean the Series B Preferred Unit Purchase Agreement, dated as of the date hereof, by and among the Company and the purchasers of Series B Preferred Units of the Company listed on the signature pages thereto.

(k)    A “Reviewing Party” shall mean any appropriate person or body consisting of the Manager or any other person or body appointed by the Manager who is not a party to the particular Claim for which Indemnitee is seeking indemnification or Independent Legal Counsel.

(l)    “Voting Securities” shall mean any securities of the Company that vote generally in the election of managers.

10.    Fund Indemnitors. Notwithstanding anything to the contrary set forth herein, the rights, indemnities and remedies herein provided herein are cumulative and are not exclusive of any rights, indemnities or remedies that Indemnitee may otherwise have by contract, at law or in equity or otherwise and the Company hereby acknowledges that Indemnitees have or may have in the future certain rights to indemnification, advancement of expenses and/or insurance provided by other entities and/or organizations (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort with respect to any Claim under this Agreement (i.e., its obligations to each Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the LLC Agreement (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and each Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 10.

11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

12.    Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, partnership, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place (and, if the Company continues to exist following such transaction, the Company shall not be relieved of its obligations under this Agreement, but shall remain liable hereunder, notwithstanding such assumption by such successor). This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether any Indemnitee continues to serve as a manager, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.    Attorneys’ Fees. In the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce, assert or exercise any of its rights, powers, privileges or remedies in respect hereof or thereof or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee with respect to such action, regardless of whether such Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by such Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action.

14.    Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)	If to Indemnitee:

KKR Genetic Disorder L.P. c/o Kohlberg Kravis Roberts & Co. L.P. 2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention:	Ali J. Satvat
Email: Ali.Satvat@kkr.com with a copy (which shall not constitute notice):

Latham & Watkins LLP 140 Scott Drive
Menlo Park, CA 94025
Attention:	Josh Dubofsky
Ben Potter

Email:	josh.dubofsky@lw.com benjamin.potter@lw.com

or to any other address as may have been furnished to the Company by the Indemnitee.

(b)	If to the Company to

BridgeBio Pharma LLC 7 Sandstone Street
Portola Valley, California 94028,
Attention: Neil Kumar
E-mail: nkumar@bridgebiocapital.com with a copy (which shall not constitute notice):

Proskauer Rose LLP
One International Place
Boston, MA 02110,
Attention:	Ori Solomon, Esq.
Michael Suppappola, Esq.

Email:	osolomon@proskauer.com
msuppappola@proskauer.com

or to any other address as may have been furnished to Indemnitee by the Company.

15.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

16.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules that could require the application of any other laws. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (unless the Chancery Court declines to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) (the “Chosen Courts”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Chosen Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Chosen Courts, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chosen Courts has been brought in an improper or inconvenient forum

17.    Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.    No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving any Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

19.    Corporate Authority. The Manager has approved the terms of this Agreement in accordance with Delaware law.

20.    Miscellaneous.

(a)    Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(b)    The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)    Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

(f)    The use of the word “or” shall not be inclusive.

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IN WITNESS WHEREOF, the Company hereby agrees and executes this Agreement on and as of the day and year first above written, and by physical acceptance and without need of signature the Indemnitees hereby agree to and accept this Agreement.

COMPANY
BridgeBio Pharma LLC, a Delaware limited liability company
By: Neil Kumar, LLC, its Manager

By:
Name:	Neil Kumar
Title:	Sole Member

Address:	7 Sandstone Street
Portola Valley, CA 94028
Attn: Neil Kumar
E-mail: nkumar@bridgebiocapital.com

INDEMNITEE
KKR Genetic Disorder L.P., a Delaware limited partnership

Address:	c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention: Ali J. Satvat

[Signature Page to Indemnification Agreement]